UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  April 28, 2009

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

Nevada	88-0314792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 101
Bala Cynwyd, PA 19004
(Address and zip code of principal executive offices)

(610) 784-2000
(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As of April 30, 2009, Skinny Nutritional Corp. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors pursuant to which the Company agreed to issue and sell to the investors and the investors agreed to purchase from the Company an aggregate of 15,050 shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), of the Company. The Company’s CEO participated in this financing and purchased 600 shares of Series A Preferred Stock on the same terms and conditions as other investors in the transaction.

Additional information required to be disclosed in this Item 1.01 concerning these transactions is incorporated herein by reference from Item 3.02 and Item 3.03 of this Current Report on Form 8-K. The summary of the Subscription Agreements and the Certificate of Designation, Preferences, Rights and Limitations of the Series A Preferred Stock (the “Certificate of Designation”) are qualified in their entirety by reference to the actual form of Subscription Agreement and Certificate of Designation, copies of which are attached as exhibits to this Current Report on Form 8-K and which are incorporated by reference in this Item 1.01 in their entirety.

Item 3.02. Unregistered Sales of Equity Securities.

The Company conducted a private offering in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder (the “Offering”) pursuant to which it sought to raise an aggregate amount of $2,100,000 of shares of Series A Preferred Stock. The shares of Series A Preferred Stock have an initial conversion rate of $0.06 per share, with customary adjustments for stock splits, stock dividends and similar events. Additional terms of the Series A Preferred Stock are described in greater detail in Item 3.03 of this Current Report on Form 8-K. On April 30, 2009, the Offering ended and the Company accepted total subscriptions of $1,505,000 for an aggregate of 15,050 shares of Series A Preferred Stock. Net proceeds from the Offering are approximately $1,400,000. The Company intends to use the proceeds from the Offering for working capital, repayment of debt and general corporate purposes.

The securities offered have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Based on the representations made in the transaction documents, the Company believes that the Investors are “accredited investors”, as such term is defined in Rule 501(a) promulgated under the Securities Act. This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any the Company’s securities, nor will there be any sale of these securities by the Company in any state or jurisdiction in which the offer, solicitation or sale would be unlawful.

The Company agreed to pay commissions to registered broker-dealers that procured investors in the Offering and issue such persons warrants to purchase such number of shares as equals 10% of the total number of shares actually sold in the Offering to investors procured by them. Such warrants shall be exercisable at the per share price of $0.07 for a period of five years from the date of issuance. With respect to securities issued in the Offering, selling agents earned total commissions of $16,550 and warrants to purchase 275,833 shares of common stock.

Additional information required to be disclosed in this Item 3.02 concerning these transactions is incorporated herein by reference from Item 1.01 and Item 3.03 of this Current Report on Form 8-K. The summary of the Subscription Agreement and Series A Preferred Stock are qualified in their entirety by reference to the actual form of Subscription Agreement and Certificate of Designation, copies of which are attached as exhibits to this Current Report on Form 8-K and which are incorporated by reference in this Item 3.02 in their entirety.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the Offering, the Company established the terms of the Series A Preferred Stock by filing the Certificate of Designation with the Secretary of State of the State of Nevada. The shares of Series A Preferred Stock have an initial conversion rate of $0.06 per share, with customary adjustments for stock splits, stock dividends and similar events. The shares of Series A Preferred Stock will automatically convert into shares of the Company’s Common Stock upon the effective date of the acceptance by the Secretary of State of the State of Nevada of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s Common Stock in an amount sufficient to permit the conversion of all of the outstanding shares of Series A Preferred Stock into shares of Common Stock (the “Mandatory Conversion”). The holders of shares of Series A Preferred Stock shall have the right to vote, together with holders of Common Stock and not as a separate class, on all matters submitted to a vote of the holders of Common Stock on an as converted basis.

Holders of Series A Preferred Stock shall not be entitled to dividends thereon unless the Company declares dividends to holders of outstanding junior or pari passu securities, in which event, the holders of the outstanding Series A Preferred Stock shall be entitled to receive dividends in respect of the outstanding shares of Series A Preferred Stock. However, in the event that the effective date of the Mandatory Conversion does not occur on or before October 1, 2009, then commencing on November 1, 2009, the holders of shares of Series A Preferred Stock will be entitled to receive cash dividends at an annual rate of 8% per share until the shares of Series A Preferred Stock are converted into Common Stock or redeemed.

Further, in the event that the effective date for the Mandatory Conversion does not occur on or prior to October 1, 2009, the Company shall thereafter have the option to redeem the outstanding shares of Series A Preferred Stock at a redemption price equal to the sum of the stated value of the shares of Series A Preferred Stock to be redeemed plus the unpaid dividends thereon, if any. In addition, upon the liquidation, dissolution or winding-up of the Company, holders of Series A Preferred Stock are entitled to receive a liquidation distribution equivalent to the stated value of their shares of Series A Preferred Stock, plus accumulated and unpaid dividends, if any, before any distribution to holders of the Common Stock or any capital stock ranking junior to the Series A Preferred Stock.

The above summary of the Certificate of Designation is qualified in its entirety by reference to the full text of the Certificate of Designation, which is attached hereto as Exhibit 3.1 and is incorporated into this Item 3.03 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Offering, on April 28, 2009, the Company filed with the Secretary of State of the State of Nevada the Certificate of Designation to its Articles of Incorporation establishing the terms of the Series A Preferred Stock. The information required to be disclosed in this Item 5.03 concerning the transactions reported in this Current Report on Form 8-K is incorporated herein by reference from Item 3.03 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit No.	Description of Document

3.1	Certificate of Designation, Rights, Preferences and Limitations of Series A Convertible Preferred Stock
10.1	Form of Subscription Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By: /s/ Ronald Wilson
Name: Ronald Wilson
Title: Chief Executive Officer
Date: May 4, 2009